Calculation of Filing Fee Tables
S-8
CENTERPOINT ENERGY INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	350,000	$ 36.95	$ 12,932,500.00	0.0001531	$ 1,979.97
Total Offering Amounts:						$ 12,932,500.00		$ 1,979.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,979.97
Offering Note
[1]	Note 1.a - Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover any additional shares of common stock, par value $0.01 per share, of CenterPoint Energy, Inc. ("Common Stock") that may be offered or become issuable under the Amended and Restated CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended, as a result of stock splits, stock dividends or other similar transactions pursuant to the terms thereof. Note 1.b - Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of Common Stock as reported by the New York Stock Exchange on April 16, 2025.